UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[x]	Soliciting Material Pursuant to §240.14a-12

OFFICE DEPOT, INC.
(Name of Registrant as Specified in its Charter)
Levitt Corporation Woodbridge Equity Fund LLLP Mark Begelman Martin E. Hanaka
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials:
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following is the text of a press release and open letter to shareholders of Office Depot, Inc. issued on March 20, 2008 by Woodbridge Equity Fund LLLP and Levitt Corporation.

WOODBRIDGE GROUP URGES SHAREHOLDERS NOT TO RETURN OFFICE DEPOT
PROXY CARD

FORT LAUDERDALE, FL – March 20, 2008 – Woodbridge Equity Fund LLLP and Levitt Corporation (NYSE: LEV), together the “Woodbridge Group,” today issued an open letter to the shareholders of Office Depot, Inc. (NYSE: ODP) in connection with Office Depot’s 2008 annual meeting currently scheduled to be held on April 23, 2008.

As announced on March 17, 2008, the Woodbridge Group is seeking to elect two highly-qualified director candidates to the board of directors of Office Depot.  The Woodbridge Group’s nominees are Mark Begelman, the former President and Chief Operating Officer of Office Depot, and Martin E. Hanaka, the former Chief Executive Officer and current non-executive Chairman Emeritus of The Sports Authority, Inc.  In addition, Mr. Hanaka served as President and Chief Operating Officer of Staples, Inc.  The Woodbridge Group is nominating these candidates to serve on the board in place of Office Depot director candidates David I. Fuente and Steve Odland, Chair and Chief Executive Officer.

“Mr. Begelman and Mr. Hanaka can reinvigorate Office Depot’s board, bringing it meaningful leadership, a new perspective and relevant retail operating experience,” said Alan B. Levan, the Chairman of the Board and Chief Executive Officer of Levitt Corporation and Woodbridge Capital Corporation.  “Our nominees will work with the entire board to turn around Office Depot’s business and deliver shareholder value.”

The full text of the Woodbridge Group’s letter appears below:

Dear Fellow Shareholder:

As you are aware, the Woodbridge Group is seeking to elect a slate of two highly-experienced director candidates to the board of directors of Office Depot, Inc. at the upcoming annual meeting of shareholders currently scheduled to be held on April 23, 2008.

We are taking this step because we believe Office Depot has lost its vision and competitive position.  The Company has severely underperformed on key retail metrics, as well as underperforming its primary competitor.  Given Office Depot’s track record, we believe electing our two nominees to the board is the best way to ensure that Office Depot takes the immediate and aggressive actions needed to turn around its business.

Our nominees are Mark Begelman, the former President and Chief Operating Officer of Office Depot, and Martin E. Hanaka, the former Chief Executive Officer and current non-executive Chairman Emeritus of The Sports Authority, Inc.  In addition, Mr. Hanaka served as President and Chief Operating Officer of Staples, Inc.  Each has over 35 years of retail experience and exceptional expertise in the office supply retailing space.  We believe they are uniquely qualified to address the issues Office Depot is currently facing, as well as to maximize the Company’s many existing value-creation opportunities.  Mr. Begelman and Mr. Hanaka are committed to working with the entire board to redefine Office Depot’s position in the marketplace and increase shareholder value.

We are writing to make you aware of the next steps in the proxy soliciting process.  We will soon be mailing to you our proxy statement and our GOLD proxy card.  These materials will describe the reasons why you should vote for change at Office Depot, including the qualifications of the Woodbridge Group’s nominees and their vision as to how to strengthen the powerful Office Depot brand.

Please refrain from voting any proxy sent to you by the management of Office Depot until you have had the opportunity to consider our materials.  We urge you to read our proxy materials carefully when you receive them and let your voices be heard by electing our two nominees to the Office Depot board.  We urge you not to return any WHITE proxy card that you may receive from Office Depot.

Thank you in advance for your consideration.   We look forward to the opportunity to further explain our plans to rebuild Office Depot.

Sincerely,
The Woodbridge Group

For additional information, go to www.RebuildOfficeDepot.com.

Woodbridge Equity Fund LLLP
Woodbridge Capital Corporation, a wholly-owned subsidiary of Levitt Corporation, is the general partner of, and Levitt Corporation is the limited partner of, Woodbridge Equity Fund LLLP.  Woodbridge Equity Fund LLLP is a beneficial owner of Office Depot securities and a participant in the proxy solicitation.

Levitt Corporation
Levitt Corporation, directly and through its wholly owned subsidiaries, historically has been a real estate development company.  Going forward, Levitt Corporation intends to pursue acquisitions and investments opportunistically within and outside the real estate industry.

Additional Information

Levitt Corporation and Woodbridge Equity Fund LLLP (together, the “Woodbridge Group”), and Mark Begelman and Martin E. Hanaka (together, the “Nominees” and, together with the Woodbridge Group, the “Proponents”) filed a preliminary proxy statement with the Securities and Exchange Commission on March 17, 2008, containing information about the solicitation of proxies for the 2008 Annual Meeting of the shareholders of Office Depot, Inc. (the “Company”).

Investors and security holders of the Company are urged to read the preliminary proxy statement (and, when it becomes available, the definitive proxy statement) because it contains important information.  Detailed information relating to the Proponents and Alan B. Levan, John E. Abdo and Seth Wise, who may be deemed to be participants in the solicitation of proxies from Company shareholders (collectively with the Proponents, the “Participants”), can be found in the preliminary proxy statement filed by the Proponents.  The preliminary proxy statement and other relevant documents relating to the solicitation of proxies by the Proponents are available at no charge on the SEC’s website at http://www.sec.gov.  In addition, the Proponents will provide copies of the proxy statement and other relevant documents without charge upon request.  Requests for copies should be directed to the Proponent’s proxy solicitor, Georgeson Inc. at 1-877-651-8856.

Forward-Looking Information

Some of the statements contained herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Some of the forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect,” “will,” “should,” “seeks” or other similar expressions. Forward-looking statements are based largely on management's expectations and involve inherent risks and uncertainties. In addition to the risks identified below, you should refer to Levitt Corporation’s periodic and current reports filed with the United States Securities and Exchange Commission (the “SEC”) for specific risks which could cause actual results to be significantly different from those expressed or implied by those forward-looking statements.  Any number of important factors which could cause actual results to differ materially from those in the forward-looking statements include: the costs and disruption to Levitt Corporation’s business arising from the proxy contest and related litigation; the diversion of management time to issues related to the proxy contest; and risk factors associated with the business of Levitt Corporation, as described in Levitt Corporation’s periodic reports filed with the SEC, which may be viewed free of charge on the SEC's website, www.sec.gov.

Contacts:
Steve Lipin/Nina Devlin
Brunswick Group
212.333.3810

Investors:
Georgeson
877-651-8856